On August 10, 2005, Mellon Bond Fund and Mellon Intermediate Bond Fund (the "Funds"), each a series of Mellon Funds Trust (the "Trust"), purchased at slightly below par value $2,100,000 and $2,900,000, respectively, of the following bonds (the "Bonds"):

Credit Suisse First Boston USA Inc., 4.875% Bonds due August 15, 2010
CUSIP No. 22541LBH5

The Funds purchased the Bonds from Credit Suisse First Boston USA Inc. Mellon Financial Markets, LLC, an affiliate of the Funds, was a member of the underwriting syndicate but received no benefit in connection with the transactions. The following is a list of the underwriting syndicate's primary members:

Credit Suisse First Boston
Bank of America
Bank of New York
Comerica
J.P. Morgan
Mellon Financial Markets
BNP Paribas
Citigroup
HSBC
Keybanc

Accompanying this statement are materials that were presented to the Trust's Board of Trustees, which ratified the purchases in accordance with the Trust's Rule 10f-3 Procedures, at the Trust's Board meeting held on December 6, 2005.

# RULE 10f-3 Transactions

Mellon Funds Trust; Mellon Bond Fund

| | |
|---|---|
| Reporting Period | 7/1/05-9/30/05 |
| Total Net Assets | 837,467,778 |

| | |
|---|---|
| Portfolio Manager | John Flahive |

| Issuer | Affiliated Underwriter | Expected Trade Date | Type of Security | Total Transaction (Shares/Par) | Purchase Price | Purchase Amount | Commission/Spread as % of Offering Price |
|---|---|---|---|---|---|---|---|
| Credit Suisse First Boston USA Inc. 4.875% 8/15/2010 | Mellon Financial Markets | 8/10/05 | Bond | 2,100,000 | 99.992 | 2,099,832 | 0.35% |
| | Underwriting Syndicate Dealer | Date of First Offering | Rating of Security | Issue Size | % of Issue Size Purchased by Above Fund | % of Issue Size Purchased by Above Fund as a % of Total Net Assets of Fund | % of Issue Size Purchased by ALL Funds advised by Manager as a % of Total Issue Size (cannot exceed 25%) |
| | CSFB | 8/10/05 | Aa3/A+/AA- | 3,000,000,000 | 0.07% | 0.25% | 0.17% |
| | CONDITIONS | Was Price Paid the same as other Purchasers? | Was Security Purchased on Offer Date? | Was Issuer in continuous operation for at least 3 years? | Was Offering part of firm commitment by Underwriter? | Did Affiliated Underwriter benefit directly from purchase? | Was Commission or Spread paid reasonable as compared to other transactions with non-affiliated parties? |
| | | Yes | Yes | Yes | Yes | No | Yes |

**Certification**

The Adviser certifies that the above information is correct.

The Adviser has determined that the securities listed above are securities the Fund is permitted to invest in as described in the current prospectus.

The Adviser has determined that the securities purchased are in accordance with *Dreyfus Fund Rule 10f-3 policies and procedures.*

In reaching its determination, the Adviser considered all of the conditions as specified in the *Dreyfus Fund 10f-3 policies and procedures.*

| | | | |
|---|---|---|---|
| SIGNED | [signature] | DATE | 10/13/05 |

# RULE 10f-3 Transactions

| | |
|---|---|
| Mellon Funds Trust; Mellon Intermediate Bond Fund | |

| | |
|---|---|
| Reporting Period | 7/1/05-9/30/05 |
| Total Net Assets | 561,863,642 |

| | |
|---|---|
| Portfolio Manager | Lawrence Dunn |

| Issuer | Affiliated Underwriter | Expected Trade Date | Type of Security | Total Transaction (Shares/Par) | Purchase Price | Purchase Amount | Commission/Spread as % of Offering Price |
|---|---|---|---|---|---|---|---|
| Credit Suisse First Boston USA Inc. 4.875% 8/15/2010 | Mellon Financial Markets | 8/10/05 | Bond | 2,900,000 | 99.992 | 2,899,768 | 0.35% |
| | Underwriting Syndicate Dealer | Date of First Offering | Rating of Security | Issue Size | % of Issue Size Purchased by Above Fund | % of Issue Size Purchased by Above Fund as a % of Total Net Assets of Fund | % of Issue Size Purchased by ALL Funds advised by Manager as a % of Total Issue Size (cannot exceed 25%) |
| | CSFB | 8/10/05 | Aa3/A+/AA- | 3,000,000,000 | 0.10% | 0.52% | 0.17% |
| | CONDITIONS | Was Price Paid the same as other Purchasers? | Was Security Purchased on Offer Date? | Was Issuer in continuous operation for at least 3 years? | Was Offering part of firm commitment by Underwriter? | Did Affiliated Underwriter benefit directly from purchase? | Was Commission or Spread paid reasonable as compared to other transactions with non-affiliated parties? |
| | | Yes | Yes | Yes | Yes | No | Yes |

**Certification**

The Adviser certifies that the above information is correct.

The Adviser has determined that the securities listed above are securities the Fund is permitted to invest in as described in the current prospectus.

The Adviser has determined that the securities purchased are in accordance with *Dreyfus Fund Rule 10f-3 policies and procedures.*

In reaching its determination, the Adviser considered all of the conditions as specified in the *Dreyfus Fund 10f-3 policies and procedures.*

| | | | |
|---|---|---|---|
| SIGNED | [signature] | DATE | 10/13/05 |